Exhibit 99.2

RF MONOLITHICS, INC.

CERTIFICATE PURSUANT TO SECTION 906

OF SARBANES – OXLEY ACT OF 2002

The undersigned, Harley E Barnes III, Chief Financial Officer of RF Monolithics, Inc. (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 11th day of April 2003.

/s/ HARLEY E BARNES III
Name:	Harley E Barnes III
Title:	Chief Financial Officer

*A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.